EXHIBIT 99.1

TOR Minerals International to Report Second Quarter 2013 Financial Results

CORPUS CHRISTI, Texas, July 22, 2013 - TOR Minerals International (Nasdaq: TORM), producer of synthetic titanium dioxide and color pigments, specialty aluminas, and other high performance mineral fillers, announced today that the company plans to release results for its second quarter-ended June 30, 2013, after the Market closes on Thursday, July 25, 2013.  Dr. Olaf Karasch, President and CEO, will host a conference call at 5:00 p.m. Eastern, 4:00 p.m. Central, that day to discuss the company's results.

Investors and interested parties may participate in the call by dialing 877-407-8033 and referring to conference ID # 417461. A live and archived webcast of the conference call will be available via the News section of the company's website, http://www.torminerals.com.

Headquartered in Corpus Christi, Texas, TOR Minerals International, Inc. is a global manufacturer and marketer of specialty mineral and pigment products for high performance applications with manufacturing and regional offices located in the United States, Netherlands and Malaysia.

Contact:
Three Part Advisors, LLC
Dave Mossberg
817-310-0051
Jeff Elliott
972-423-7070